UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:     June 19, 2007

(Date of earliest event reported)

CIPRICO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-11336	41-1749708
(Commission File No.)	(IRS Employer Identification No.)

17400 Medina Road, Plymouth, MN 55447

(Address of Principal Executive Offices)(Zip Code)

(763) 551-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2007 Mr. Mark Egerton joined Ciprico Inc. (the “Company”) as Vice President of RAIDCore Sales.  Prior to this, Mr. Egerton was Vice President of Sales for SiliconStor, a provider of innovative enterprise storage silicon solutions that was recently acquired by LSI. There he was responsible for worldwide sales and business development, and also was part of the original management team responsible for raising equity financing. Prior to joining SiliconStor, Mr. Egerton spent two years at 3Ware as Vice President of Worldwide Sales for SATA RAID adapters and eight years at Adaptec in a number of different sales leadership capacities.

The Company entered into a Change of Control Agreement with Mark Egerton pursuant to his employment, a copy of which is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference.  Under this agreement Mr. Egerton is eligible to receive a cash payment equal to one year of his annual base salary and other severance benefits upon his termination of employment following a change in control of the Company.

Under the terms of his employment, Mr. Egerton will receive a monthly base salary of $18,750 and commission based on monthly sales.   In addition, Mr. Egerton will be granted an award of 75,000 shares of Ciprico stock under the 1999 Amended and Restated Stock Option Plan, subject to approval by the Board of Directors who shall set the grant date.  These options vest at Mr. Egerton’s option upon change of control of Ciprico.

Section 8 – Other Events

Item 8.01 Other Events

On June 19, 2007 the Company issued the press release attached hereto as Exhibit 99.1.  That press release includes forward-looking statements regarding Ciprico's growth in the coming year and Ciprico's expansion into new markets and territories that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include but are not limited to: market acceptance of Ciprico's products and services; competition in the storage software market; delays in product delivery and slower than expected revenue increases; technological change in the storage and related industries; the potential failure of Ciprico's partners to introduce products incorporating Ciprico's products; intellectual property issues; and other risk factors discussed in Ciprico's reports on Forms 10-KSB, 10-QSB and other reports filed with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Forward-looking statements speak only as of the date on which they were made, and except as required by law; Ciprico does not assume any obligation to update any forward-looking statements. Ciprico does not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1         Change of Control Agreement between Ciprico and Mark Egerton dated June 14, 2007

99.1         Ciprico Press Release dated June 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

	By	/s/ Monte S. Johnson
Date: June 19, 2007		Monte S. Johnson, Chief Financial Officer (Principal Financial and Accounting Officer)